UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

New America Acquisition I Corp.

(Exact name of registrant as specified in its charter)

Florida	39-2431245
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 39th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	The New York Stock Exchange

Class A common stock, par value $0.0001 per share	The New York Stock Exchange

Warrants included as part of the units, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:      333-289204

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

N/A

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are the units, shares of Class A common stock, par value $0.0001 per share, and redeemable warrants, with each whole warrant exercisable for one share of Class A common stock of New America Acquisition I Corp. (the “Company”). The description of the units, shares of Class A common stock, and redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-289204), originally filed with the U.S. Securities and Exchange Commission on August 4, 2025, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed with the U.S. Securities and Exchange Commission is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 2, 2025

NEW AMERICA ACQUISITION I CORP.

By:	/s/ Kevin McGurn
Name:	Kevin McGurn
Title:	Chief Executive Officer